TECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.3%

Cognizant Technology

Solutions Corp. — Class A*†

5,778

$

187,843

Microsoft Corp.

31,115

$

855,974

Xerox Corp.

13,851

187,820

Apple, Inc.*

4,291

718,485

Baidu.com - SP ADR*†

596

186,524

International Business

Juniper Networks, Inc.*†

8,395

186,201

Machines Corp.†

6,056

717,818

AU Optronics Corp. — SP

Google, Inc. — Class A*

1,262

664,342

ADR†

11,511

182,334

Cisco Systems, Inc.*

27,390

637,091

ASML Holding NV†

7,434

181,390

Intel Corp.

28,202

605,779

Nvidia Corp.*†

9,591

179,543

Oracle Corp.*

27,655

580,755

Paychex, Inc.

5,588

174,793

Hewlett-Packard Co.

12,913

570,884

Analog Devices, Inc.†

5,463

173,559

Qualcomm, Inc.

10,941

485,452

Western Digital Corp.*†

4,973

171,718

Canon, Inc. — SP ADR†

9,380

480,350

Seagate Technology†

8,880

169,874

Nokia Oyj — SP ADR†

18,974

464,863

STMicroelectronics NV — SP

Research In Motion Ltd.*†

3,869

452,286

ADR†

16,283

168,203

SAP AG — SP ADR†

8,670

451,794

VeriSign, Inc.*†

4,444

167,983

Taiwan Semiconductor

Intuit, Inc.*

6,083

167,708

Manufacturing Co. Ltd. — SP

Salesforce.com, Inc.*†

2,453

167,368

ADR*†

38,466

419,664

Satyam Computer Services Ltd.

Dell, Inc.*†

18,429

403,226

— SP ADR†

6,730

165,020

Texas Instruments, Inc.†

11,767

331,359

Amphenol Corp. — Class A

3,645

163,588

Corning, Inc.

13,959

321,755

NAVTEQ Corp.*

2,123

163,471

eBay, Inc.*

11,497

314,213

Computer Sciences Corp.*†

3,439

161,083

Telefonaktiebolaget LM

Autodesk, Inc.*†

4,707

159,144

Ericsson — SP ADR†

29,710

308,984

BMC Software, Inc.*

4,381

157,716

Infosys Technologies Ltd. —

Flextronics International Ltd.*†

16,577

155,824

SP ADR†

7,010

304,655

Flir Systems, Inc.*†

3,810

154,572

EMC Corp*†

20,374

299,294

Linear Technology Corp.†

4,712

153,470

MasterCard, Inc.†

1,119

297,117

Xilinx, Inc.†

6,061

153,040

Accenture Ltd. — Class A†

7,062

287,565

Infineon Technologies AG —

Applied Materials, Inc.†

14,763

281,826

SP ADR*†

17,738

151,305

Adobe Systems, Inc.*

6,746

265,725

NetApp, Inc.*†

6,981

151,208

Western Union Co.†

10,600

262,032

Total System Services, Inc.

6,710

149,096

Automatic Data Processing,

KLA-Tencor Corp.†

3,652

148,673

Inc.†

6,186

259,193

Harris Corp.

2,935

148,188

Yahoo!, Inc.*†

12,050

248,953

Altera Corp.

7,059

146,121

Symantec Corp.*†

12,425

240,424

Fiserv, Inc.*†

3,198

145,093

Tyco Electronics Ltd.

6,630

237,487

Akamai Technologies, Inc.*

4,111

143,022

Electronic Data Systems Corp.

9,603

236,618

Amdocs, Ltd.*†

4,829

142,069

Marvell Technology Group

Sun Microsystems, Inc.*†

12,661

137,752

Ltd.*

13,186

232,865

Trimble Navigation Ltd.*†

3,728

133,090

Broadcom Corp. — Class A*†

8,289

226,207

Check Point Software

Agilent Technologies, Inc.*†

6,104

216,936

Technologies Ltd.*†

5,595

132,434

Alcatel-Lucent*†

34,111

206,030

McAfee, Inc.*†

3,873

131,798

Motorola, Inc.†

27,122

199,075

Iron Mountain, Inc.*†

4,853

128,847

CA, Inc.

8,517

196,658

Microchip Technology, Inc.†

4,193

128,054

Activision, Inc.*

5,770

196,584

Alliance Data Systems Corp.*†

2,256

127,577

Electronic Arts, Inc.*†

4,407

195,803

National Semiconductor Corp.†

6,138

126,075

MEMC Electronic Materials,

ON Semiconductor Corp.*†

13,700

125,629

Inc.*

3,094

190,405

Affiliated Computer Services,

Inc. — Class A*†

2,325

124,364

Citrix Systems, Inc.*†

4,225

124,257

1

TECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Face

Market

Shares

Value

Amount

Value

Ansys, Inc.*†

2,610

$

122,983

REPURCHASE AGREEMENTS

NCR Corp.*

4,779

120,431

0.3%

VMware, Inc.*†

2,210

119,031

Collateralized by obligations of

Teradata Corp.*

5,070

117,320

the U.S. Treasury or U.S.

LSI Logic Corp.*†

18,992

116,611

Government Agencies

Red Hat, Inc.*†

5,565

115,140

Global Payments, Inc.†

2,459

114,589

Lehman Brothers Holdings, Inc.

Nortel Networks Corp.*

13,863

113,954

issued 06/30/08 at 0.25% due

SAIC, Inc.*†

5,450

113,414

07/01/08

$

95,448

$

__________

95,448

Equinix, Inc.*†

1,250

111,525

Total Repurchase Agreements

Lam Research Corp.*†

3,059

110,583

(Cost $95,448)

__________

95,448

Micron Technology, Inc.*†

18,416

110,496

Total Investments 134.9%

Hewitt Associates, Inc. — Class

(Cost $29,954,732)

$

_____________

34,082,055

A*†

2,840

108,857

Brocade Communications

Liabilities in Excess of Other

Systems, Inc.*†

12,910

106,378

Assets – (34.9)%

$

_____________

(8,826,271)

Synopsys, Inc.*

4,431

105,945

Net Assets – 100.0%

$

25,255,784

Arrow Electronics, Inc.*†

3,386

104,018

*

Non-Income Producing Security.

Cypress Semiconductor

†

All or a portion of this security is on loan at June 30,

Corp.*†

4,199

103,925

2008.

ADR - American Depository Receipt.

Itron, Inc.*†

1,050

103,267

Ingram Micro, Inc. — Class A*

5,794

102,843

Advanced Micro Devices,

Inc.*†

17,613

102,684

Avnet, Inc.*

3,760

102,573

Mettler Toledo International,

Inc.*

1,080

102,449

Lexmark International, Inc.*†

2,996

100,156

SanDisk Corp.*†

5,112

95,594

Nuance Communications,

Inc.*†

5,990

93,863

Intersil Corp. — Class A†

3,794

92,270

DST Systems, Inc.*†

1,666

91,713

Cadence Design Systems,

Inc.*†

8,603

86,890

Fidelity National Information

Services, Inc.

2,334

86,148

JDS Uniphase Corp.*

7,160

81,338

Ciena Corp.*†

2,940

__________

68,120

Total Common Stocks

(Cost $20,948,752)

__________

25,076,075

SECURITIES LENDING COLLATERAL 35.3%

Mount Vernon Securities

Lending Trust Prime Portfolio

8,910,532

__________

8,910,532

Total Securities Lending Collateral

(Cost $8,910,532)

__________

8,910,532

2